SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 12, 2002
(Date of earliest event reported)

UNITED DOMINION REALTY TRUST, INC.
(Exact name of Registrant as specified in its charter)

Virginia	0-10524	54-0857512
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129
(Address of principal executive offices, including zip code)

(720) 283-6120
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On September 12, 2002, United Dominion Realty Trust, Inc. announced the sale of a portfolio of 4,102 apartment homes in Texas for a total sales price of $182.5 million. The portfolio had outstanding secured debt of $9.7 million with an average interest rate of 8% and an average remaining maturity of nine months that was repaid as part of the sale. United Dominion will report a gain on sale of $15 million or $.14 per share.

The 13 Texas communities included 3,378 apartment homes in San Antonio and 724 apartment homes in Dallas/Ft. Worth. The sales price was on a cap rate of 8% using trailing twelve months net operating income less an actual capital expenditure reserve of $435 per unit. The average occupancy of the portfolio was 93% with average rents per home of $717 or $.87 per square foot. The average age of this portfolio was 16 years.

The text of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 7.    Exhibits and Financial Statements.

(c)  Exhibits

99.1    Press Release dated September 12, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

	By:	/s/ CHRISTOPHER D. GENRY
Christopher D. Genry Executive Vice President and Chief Financial Officer
Date: September 16, 2002

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated September 12, 2002